 Exhibit 99.1

iBio Announces Proposed Public Offering

SAN DIEGO, August 18, 2025 (GLOBE NEWSWIRE) -- iBio, Inc. (Nasdaq: IBIO), an AI-driven innovator of precision antibody therapies, today announced it has commenced an underwritten public offering (the “offering”) of (i) pre-funded warrants to purchase shares of iBio’s common stock, and (ii) accompanying Series G warrants each representing the right to purchase (a) a fraction of a share of iBio’s common stock, or a pre-funded warrant in lieu thereof, and (b) Series H warrants each representing the right to purchase a fraction of a share of iBio’s common stock, or a pre-funded warrant in lieu thereof. All of the securities to be sold in the proposed offering will be offered by iBio. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

iBio intends to use the net proceeds received from the offering to advance its preclinical cardiometabolic programs, including IBIO-610, the myostatin and activin A bispecific, and IBIO-600 programs, through key development milestones, as well as to continue to progress its other preclinical pipeline assets, and the balance, if any, to fund iBio’s working capital requirements and for other general corporate purposes.

Leerink Partners is acting as the lead bookrunning manager for the offering. LifeSci Capital and Oppenheimer & Co. are acting as bookrunning managers. Brookline Capital Markets, a division of Arcadia Securities, LLC, is acting as a financial advisor to iBio.

The offering is being made by iBio pursuant to a shelf registration statement on Form S-3 (File No. 333- 280680), as amended (the “registration statement”), initially filed with the SEC on July 3, 2024, which became effective on August 6, 2024. The offering is being made only by means of a preliminary prospectus supplement and the accompanying base prospectus that form a part of the registration statement. A preliminary prospectus supplement and the accompanying base prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying base prospectus, and when available, copies of the final prospectus supplement and the accompanying base prospectus relating to the offering, may be obtained by contacting Leerink Partners LLC, Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, or by telephone at (800) 808-7525 ext. 6105, or by email at syndicate@leerink.com.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About iBio, Inc.

iBio (Nasdaq: IBIO) is a cutting-edge biotech company leveraging AI and advanced computational biology to develop next-generation biopharmaceuticals for cardiometabolic diseases, obesity, cancer and other hard-to-treat diseases. By combining proprietary 3D modeling with innovative drug discovery platforms, iBio is creating a pipeline of breakthrough antibody treatments to address significant unmet medical needs. iBio’s mission is to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the proposed offering, including the number and kind of securities to be sold in the proposed offering and iBio’s use of the net proceeds of the proposed offering; iBio’s ability to develop next-generation biopharmaceuticals for cardiometabolic diseases, obesity, cancer and other hard-to-treat diseases; iBio’s ability to create a pipeline of breakthrough antibody treatments to address significant unmet medical needs, including its use of its AI powered technology stack; and iBio’s ability to transform drug discovery, accelerate development timelines, and unlock new possibilities in precision medicine. While iBio believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, risks and uncertainties relating to market conditions, the completion of the proposed offering on the anticipated terms or at all, iBio’s ability to secure sufficient additional capital in the near-term, the initiation, timing, progress and results of iBio’s research and development programs, the potential advantages and benefits of iBio’s current and future product candidates, and the other factors discussed in iBio’s filings with the SEC including its Annual Report on Form 10-K for the year ended June 30, 2024 and its subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and iBio undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Corporate Contact:

iBio, Inc.
Investor Relations
ir@ibioinc.com

Media Contacts:

Ignacio Guerrero-Ros, Ph.D., or David Schull
Russo Partners, LLC
Ignacio.guerrero-ros@russopartnersllc.com
David.schull@russopartnersllc.com
(858) 717-2310 or (646) 942-5604